SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) April 15, 2004

NII HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

10700 Parkridge Boulevard, Suite 600 Reston, Virginia (Address of Principal Executive Offices)	20191 (Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 5. Other Events

     Institutional Shareholder Services (“ISS”) requested that NII Holdings, Inc. (the “Company”) provide ISS with additional information about tax fees that the Company reported in accordance with Securities and Exchange Commission rules in our proxy statement for the 2004 Annual Meeting of Stockholders and, further that the Company file that information in a Form 8-K. The following is that information:

FEES PAID TO INDEPENDENT AUDITOR

     The following table sets forth fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered for fiscal 2003:

Audit Fees	$1,388,000
Audit-related Fees	71,000
Tax Fees—Preparation and Compliance	450,452

Total	$1,909,452

Other Non-audit Fees:
Tax Fees—Other (1)	$951,548
All Other Fees	106,000

Total	$1,057,548

(1)	These fees, which do not relate to the audit, are for tax planning, tax advice and transfer pricing services.

     The Company also confirmed to ISS that management will recommend to the Board of Directors at its meeting scheduled for April 28, 2004 that it create a Nominating Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Date: April 15, 2004	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel